EXHIBIT 10.1

PURCHASE AGREEMENT

June 28, 2005

M.D.C. Holdings, Inc.
4350 S. Monaco Street
Suite 500
Denver, Colorado 80237

Re:	Distribution Agreement by and among M.D.C. Holdings, Inc., Banc of America Securities LLC, BNP Paribas Securities Corp., Citigroup Global Markets Inc., Credit Suisse First Boston LLC, Comerica Securities, Deutsche Bank Securities Inc., Greenwich Capital Markets, Inc., J.P. Morgan Securities Inc., McDonald Investments Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, SunTrust Robinson Humphrey Capital Markets, UBS Securities LLC and Wachovia Capital Markets, LLC, dated October 6, 2004 (“Distribution Agreement”)

On June 28, 2005, M.D.C. Holdings, Inc. (“MDC”) and the undersigned agents (the “Agents”) finalized terms for the issuance of $250 million of MDC’s Medium Term Senior Notes (Fixed Rate Notes) Due 10 Years from the Original Issue Date (the “Notes”). Settlement will occur on July 7, 2005. The Notes have been priced at a fixed interest rate of 5.375% and have a stated maturity of July 1, 2015. The Notes will be issued under the Senior Indenture dated December 3, 2002, as supplemented, in a public offering pursuant to MDC’s currently effective shelf registration statement, including the prospectus dated September 7, 2004, the prospectus supplement dated October 6, 2004 and the pricing supplement dated June 28, 2005.

Pursuant to the terms of the Distribution Agreement (including the administrative procedures attached as Exhibit A thereto) and this Purchase Agreement, the undersigned Agents agree to purchase the aggregate principal amount of Notes set forth opposite their names below:

Principal Amount
Name of Agent(s)	at Maturity
Citigroup Global Markets Inc.	$77,500,000
J.P. Morgan Securities Inc.	$77,500,000
Wachovia Capital Markets, LLC	$30,000,000
Banc of America Securities LLC	$20,000,000
BNP Paribas Securities Corp.	$7,500,000
Comerica Securities, Inc.	$7,500,000
Credit Suisse First Boston LLC	$7,500,000
KeyBanc Capital Markets	$7,500,000
Greenwich Capital Markets, Inc.	$7,500,000
SunTrust Capital Markets, Inc.	$7,500,000

Total	$250,000,000

The terms of such Notes shall be as set forth below.

Interest Rate:	5.375%

Interest Payment Dates:	January 1 and July 1

Regular Record Dates	December 15 and June 15

Redemption Date:	In whole at any time or in part from time to time, upon not less than 30 nor more than 60 days’ notice to the holders of the Notes.

Redemption Price(s):	The greater of (i) 100% of the principal amount of the Notes being redeemed, and (ii) the present value of the remaining scheduled payments on the Notes being redeemed on the Redemption Date, discounted to the Redemption Date, on a semiannual basis, at the Treasury Rate plus 25 basis points (0.25%), plus, in each case, accrued and unpaid interest, if any, on the Notes to the Redemption Date. In determining the Redemption Price and accrued interest, interest shall be calculated on the basis of a 360-day year consisting of twelve 30-day months.

Principal Amount:	$250,000,000

Stated Maturity:	July 1, 2015

Trade Date:	June 28, 2005

Issue Price:	99.848%

Agent’s Discount or Commission:	0.625%

Settlement Date:	July 7, 2005

Additional Terms:

The following additional definitions shall apply to the Redemption Price of the Notes:

“Treasury Rate” means, with respect to any Redemption Date, the rate per annum equal to the semiannual equivalent yield to maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such Redemption Date.

“Comparable Treasury Issue” means the United States Treasury security selected by the Reference Treasury Dealer as having a maturity comparable to the remaining term of the Notes to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of such Notes.

“Comparable Treasury Price” means, with respect to any Redemption Date, (a) the average of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) on the third business day preceding such Redemption Date, as set forth in the daily statistical release (or any successor release)

2

published by the Federal Reserve Bank of New York and designated “Composite 3:30 p.m. Quotations for U.S. Government Securities” or (b) if such release (or any successor release) is not published or does not contain such price on such business day, (i) the average of the Reference Treasury Dealer Quotations for such Redemption Date, after excluding the highest and lowest such Reference Treasury Dealer Quotations, or (ii) if the Trustee obtains fewer than four such Reference Treasury Dealer Quotations, the average of all such quotations.

“Primary Treasury Dealer” means a primary U.S. Government securities dealer in New York City.

“Reference Treasury Dealer” means (a) Citigroup Global Markets Inc., J.P. Morgan Securities Inc. or one of the other Agents for the Notes, issued on the issue date (or their respective affiliates which are Primary Treasury Dealers), and their respective successors; provided, however, that if any of the foregoing shall cease to be a Primary Treasury Dealer, MDC will substitute therefor another Primary Treasury Dealer, and (b) any other Primary Treasury Dealer(s) selected by MDC.

“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any Redemption Date, the average, as determined by the Trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Trustee by such Reference Treasury Dealer at 5:00 p.m. on the third business day preceding such Redemption Date.

The Certificate referred to in Section 6(b), the opinions of counsel referred to in Section 6(c) and the accountants’ letter referred to in Section 6(d) of the above-mentioned Agreement will be required, and the holdback agreement set forth in Section 3(g) of the above-mentioned Agreement will not be applicable.

If, on the Settlement Date, any one or more of the Agents shall fail or refuse to purchase Notes which it or they have agreed to purchase hereunder, and the aggregate principal amount of Notes which such defaulting Agent or Agents agreed but failed or refused to purchase is not more than one-tenth of the aggregate principal amount of the Notes to be purchased, each non-defaulting Agent shall be obligated severally in the proportion which the principal amount of Notes set forth opposite its name in this Purchase Agreement bears to the aggregate principal of Notes set forth opposite the names of all such non-defaulting Agents to purchase the Notes which such defaulting Agent or Agents agreed but failed or refused to purchase; provided, however, that in no event shall the principal amount of Notes which any Agent has agreed to purchase pursuant to this Purchase Agreement be increased by an amount in excess of one-ninth of such principal amount of Notes without the written consent of such Agent. If any Agent or Agents shall fail or refuse to purchase Notes and the aggregate principal amount of Notes with respect to which such default occurs is more than one-tenth of the aggregate principal amount of Notes to be purchased, and arrangements satisfactory to the non-defaulting Agents and the Company for the purchase of such Notes are not made within 48 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Agent or the Company. In any such case the non-defaulting Agents shall have the right to postpone the Settlement Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement and in the Prospectus or in any other documents or arrangements may be effected.

3

Any action taken under this paragraph shall not relieve any defaulting Agent from liability in respect of any default of such Agent under this Agreement.

MDC acknowledges and agrees that the Agents are acting solely in the capacity of an arm’s length contractual counterparty to MDC with respect to the offering of Notes contemplated hereby (including in connection with determining the terms of the offering) and not as a financial advisor or a fiduciary to, or an agent of, MDC or any other person. Additionally, none of the Agents is advising MDC or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction. MDC shall consult with its own advisors concerning such matters and shall be responsible for making their own independent investigation and appraisal of the transactions contemplated hereby, and the Agents shall have no responsibility or liability to MDC with respect thereto. Any review by the Agents of MDC, the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of the Agents and shall not be on behalf of MDC.

This Agreement and all of the rights and obligations of the parties hereto shall be governed by and construed in accordance with the laws of the State of New York.

This Agreement may be signed in one or more counterparts, each of which shall constitute an original and all of which together shall constitute one and the same agreement.

[Signature Pages Follow]

4

If the foregoing is in accordance with our agreement, please indicate your acceptance hereof in the space provided for that purpose below.

CITIGROUP GLOBAL MARKETS INC.

By:	/s/ Brian D. Bednarski

Authorized Signatory

J.P. MORGAN SECURITIES INC.
By:	/s/ Maria Sramek

Authorized Signatory

WACHOVIA CAPITAL MARKETS, LLC

By:	/s/ Patrick Jordan

Authorized Signatory

BANC OF AMERICA SECURITIES LLC

By:	/s/ Peter J. Carbone

Authorized Signatory

BNP PARIBAS SECURITIES CORP.

By:	/s/ Peter Masco

Authorized Signatory

COMERICA SECURITIES, INC.

By:	/s/ Michael Wilk

Authorized Signatory

CREDIT SUISSE FIRST BOSTON LLC

By:	/s/ Michael Cummings

Authorized Signatory

[Signature Page to Purchase Agreement]

KEYBANC CAPITAL MARKETS

By:	/s/ Jason R. Weaver

Authorized Signatory

GREENWICH CAPITAL MARKETS, INC.

By:	/s/ Steve B. Fitzpatrick

Authorized Signatory

SUNTRUST CAPITAL MARKETS, INC.

By:	/s/ James J. Stathis

Authorized Signatory

[Signature Page to Purchase Agreement]

CONFIRMED AND ACCEPTED,
as of the date first above written.
M.D.C. HOLDINGS, INC.

By:	/s/ Paris G. Reece III

	Name:	Paris G. Reece III
	Title:	Executive Vice President and
Chief Financial Officer

By:	/s/ Joseph H. Fretz

	Name:	Joseph H. Fretz
	Title:	Secretary

[Signature Page to Purchase Agreement]